SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: March 31, 2004
(Date of earliest event reported)

The viaLink Company

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-21729 (Commission File Number)	73-1247666 (I.R.S. Employer Identification Number)

13155 Noel Road, Suite 700, Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 934-5500

Item 5. Other Events and Regulation FD Disclosure

The viaLink Company received loan proceeds totaling $200,000 from certain existing stockholders. In exchange, the Company executed promissory notes (in the form of Exhibit 99.1 as filed with the Company’s Current Report on Form 8-K, dated April 10, 2003) and issued warrants (in the form of Exhibit 99.2 as filed with the Company’s Current Report on Form 8-K, dated April 10, 2003). For each increment of $10,000 loaned to the Company warrants to purchase 50,000 shares were issued. The notes bear interest at an annual rate of ten percent (10%) and mature upon the earlier of six months from the issuance date or a triggering event as defined in the notes. The warrants expire five (5) years from the date of issuance, and the stock underlying the warrants is currently authorized but not registered. The Company may obtain additional loan proceeds on the same terms and conditions and in that event will similarly report such receipt.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The viaLink Company
Date: April 6, 2004	By:	/s/ Brian Carter
Brian Carter
Vice President and Chief Financial Officer